Exhibit 10.9

FORM OF IV BROKER WARRANT

WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEUROTROPE, INC.

WARRANT

Warrant No. IVBW-1-2015	Original Issue Date:
November 13, 2015

This Common Stock Purchase Warrant (the “Broker Warrant”) certifies that, for value received, Katalyst Securities, LLC (the “Holder”), subject to the terms set forth herein, is entitled to purchase from Neurotrope, Inc., a Nevada corporation (the “Company”) up to a total of [_______] shares of Common Stock (each such share, a “Broker Warrant Share” and all such shares, the “Broker Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including November 13, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

1.            Definitions. As used in this Broker Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Closing Price” means, for any date of determination, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on such market; (ii) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (iii) if prices for the Common Stock are then reported in the OTC Markets, the most recent sales price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s board of directors.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $0.60, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Offering” means the period which Holder is engaged by the Company to act as non-exclusive placement agent in connection with the private placement of the units of the Company, as further outlined in the Securities Purchase Agreement.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Broker Warrant or its predecessor instrument.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated November 13, 2015, between the Company the investors listed in the Schedule of Buyers attached thereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 13, 2015, between the Company and each of the Buyers identified on Exhibit A attached thereto.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close (a “Business Day”).

“Trading Market” means whichever of the New York Stock Exchange, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.            Registration of Warrant. The Company shall register this Broker Warrant upon records to be maintained by the Company’s transfer agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Broker Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent proper notice to the contrary in accordance with the provisions of this Broker Warrant.

3.            Registration of Transfers. The Company’s transfer agent shall register the permitted transfer of any portion of this Broker Warrant in the Warrant Register, upon receipt of this Broker Warrant and the Form of Assignment attached hereto duly completed and signed at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Broker Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Broker Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Broker Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a New Warrant.

4.            Exercise and Duration of Warrants.

(a)             This Broker Warrant shall be exercisable by the registered Holder in whole at any time and in part from time to time from the Original Issue Date through and including the Expiration Date. At 5:00 p.m., New York time on the Expiration Date, the portion of this Broker Warrant not exercised prior thereto shall be and become void and of no value.

(b)             Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 promulgated under the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 4(b) but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. This restriction may not be waived.

5.           Delivery of Broker Warrant Shares.

(a)            To effect exercises hereunder, the Holder shall not be required to physically surrender this Broker Warrant unless this Broker Warrant is being exercised for all of the remaining Broker Warrant Shares represented by this Broker Warrant. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Broker Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Broker Warrant Shares that the Holder intends to purchase hereunder in cash or by cashless exercise pursuant to Section 10(b) hereof, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Broker Warrant Shares issuable upon such exercise, which, if at the time the Broker Warrant is exercised there is an effective registration statement to cover the issuance or resale of the Broker Warrant Shares and if the legend is not required by applicable law, shall be free of restrictive legends. The Company shall deliver any objection to any such Exercise Notice form within two (2) Business Days of receipt of such notice. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Broker Warrant Shares has been declared effective by the United States Securities and Exchange Commission (the “SEC”), use its reasonable efforts to deliver Broker Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Broker Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Company has received from the Holder: (i) the Exercise Notice (with the Broker Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Broker Warrant, payment of the Exercise Price for the number of Broker Warrant Shares so indicated by the Holder to be purchased.

(b)            If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Broker Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)            The Company’s obligations to issue and deliver Broker Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Broker Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Broker Warrant Shares upon exercise of this Broker Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses. Issuance and delivery of Broker Warrant Shares upon exercise of this Broker Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates to the Holder, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Broker Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Broker Warrant or receiving Broker Warrant Shares upon exercise hereof.

7.             Replacement of Warrant. If this Broker Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Broker Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Broker Warrant, then the Holder shall deliver such mutilated warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Broker Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Broker Warrant Shares upon exercise of this Broker Warrant as herein provided, the number of Broker Warrant Shares which are then issuable and deliverable upon the exercise of this entire Broker Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Broker Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.             Certain Adjustments. The Exercise Price and number of Broker Warrant Shares issuable upon exercise of this Broker Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)            Stock Dividends and Splits. If the Company, at any time while this Broker Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)            Fundamental Transactions. If, at any time while this Broker Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Broker Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Broker Warrant Shares then issuable upon exercise in full of this Broker Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Broker Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Broker Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Broker Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)            Number of Broker Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Broker Warrant Shares that may be purchased upon exercise of this Broker Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Broker Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)            Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)            Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Broker Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Broker Warrant Shares or other securities issuable upon exercise of this Broker Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)           Cash Exercise. The Holder may deliver immediately available funds; or

(b)           Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Broker Warrant Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Broker Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Broker Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Broker Warrant Shares to be issued to the Holder.

Y = the number of Broker Warrant Shares with respect to which this Broker Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Broker Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Broker Warrant Shares shall be deemed to have commenced, on the date this Broker Warrant was originally issued.

11.         No Fractional Shares of Scrip. No fractional shares or scrip representing fractional shares of Broker Warrant Shares will be issued in connection with any exercise of this Broker Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up, as nearly as practicable to the nearest whole share of Common Stock, the number of Broker Warrant Shares to be issued.

12.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed effectively given to a party if (a) by personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Neurotrope, Inc.
50 Park Place, Suite 1401
Newark, NJ 07102
Attn: Chief Executive Office

With a copy to:	Reed Smith LLP
(which shall not constitute notice)	136 Main Street, Suite 250
Princeton, NJ 08540
Attn: Nanette W. Mantell, Esq.

If to Katalyst Securities, LLC.	Katalyst Securities, LLC
15 Maiden Lane, Room 601
New York, NY 10038
Attention: Paul Ehrenstein
President

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

In case any time: (1) the Company shall declare any cash dividend on its capital stock; (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution to the holders of its capital stock; (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the Holder. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be; provided, however, in each case that such information shall be made known to the public through a press release, filing with the SEC, or other public announcement prior to or in conjunction with such notice being provided to the Holder, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Such written notice shall be given at least 10 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

13.         Registration Rights. The Holder shall be entitled to the registration rights set forth in the Registration Rights Agreement.

14.         Lock Up. In accordance with FINRA Rule 5110(g), this Broker Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Broker Warrant or the Broker Warrant Shares, by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, except as provided in paragraph (g)(2) of FINRA Rule 5110.

15.         Transferability. This Broker Warrant and all rights hereunder are transferable, in whole or in part and with the Company’s consent (which shall not be unreasonably withheld), upon surrender of this Broker Warrant at the principal office of the Company, together with a written assignment of this Broker Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Holder represents that by accepting this Broker Warrant it understands that this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant may not be registered for sale under federal or state securities laws and may be being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant for an indefinite period of time, as this Broker Warrant and such securities have not been registered under federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.         Miscellaneous.

(a)          This Broker Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Broker Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Broker Warrant. This Broker Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Broker Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(c)          The headings herein are for convenience only, do not constitute a part of this Broker Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Broker Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Broker Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Broker Warrant.

(e)          Prior to exercise of this Broker Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Broker Warrant Shares.

(f)          The Holder acknowledges that the Broker Warrant Shares acquired upon the exercise of this Broker Warrant, if not registered, will contain a legend to that effect.

[Remainder of page intentionally left blank, signature page follows]

In witness whereof, the Company has caused this Broker Warrant to be duly executed by its authorized officer as of the date first indicated above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase __________ shares of Common Stock pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Broker Warrant.

(1)         The undersigned Holder hereby exercises its right to purchase __________ Broker Warrant Shares pursuant to the Broker Warrant.

(2)         The Holder intends that payment of the Exercise Price shall be made as (check one):

__________ “Cash Exercise” under Section 10

__________ “Cashless Exercise” under Section 10

(3)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ to the Company in accordance with the terms of the Broker Warrant.

(4)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder __________ Broker Warrant Shares in accordance with the terms of the Broker Warrant.

Dated ______________ __, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Broker Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________ the right represented by the attached Warrant to purchase __________ shares of Common Stock to which such Warrant relates and appoints __________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________ __, _______

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Address of Transferee

Attest: